GENERAL LOAN AGREEMENT

Date: 22 Jan 2015	No. 16/15-001
Ulaanbaatar

This General Loan Agreement (the Agreement) is executed by and between XacBank (the Bank) and Rental Equipment LLC (State Registration Certificate No: 9011524047) (the Borrower) and Mongolia Holdings, Inc., a Delaware corporation (Registration number 0001392960) (the Guarantor).

1.

GENERAL PROVISIONS

1.1

The Bank shall make disbursements to the Borrower only if the Borrower has complied with the requirements provided by the Bank and the Bank has confirmed the Borrower's ability to repay the loan and the intended purpose for use of the proceeds of the loan.

1.2

The Bank shall confirm the Borrower's ability to repay the loan and the intended purpose for use of the proceeds of the loan, and determine the Borrower’s compliance with the Bank's requirements by conducting an evaluation pursuant to the Bank's regulations for the making of loans.

1.3

If the Borrower has complied with the Bank's requirements set forth in section 2.1 of the Agreement, the Bank shall open a line of credit (the Loan) for the account of the Borrower at the Bank to make the maximum principal amount of 10,000,000 USD (the Maximum Principal) and for the term of 60 months from the date of this Agreement (the Term),

1.4

The Loan shall be disbursed at an annual fixed interest rate of 12% (the Interest).

1.5

A commitment fee of 1% will apply for the undisbursed Loan amount (the Commitment Fee). The Commitment Fee shall be calculated on the undisbursed Loan amount (being the amount of the Maximum Principal not actually disbursed to the Borrower)

1.6

The Loan will be granted to the Borrower for  the purpose of the purchase of construction and other equipment for the Hertz Equipment Rental business, owned and operated in Mongolia (the Business).

1.7

In this agreement:

1.1.1.

“Loan Payment” means the principal amount, the Interest and the Commitment Fee;

1.1.2.

 “General Term” means the term stated in the section 1.3 of the Agreement;

1.1.3.

"the Bank's requirements" means each of the terms specified under section 2.1 of the Agreement; and

1.1.4.

“Sub-contract” means each agreement to be executed for each disbursement made to the Borrower.

1.8

The Bank shall evaluate the Borrower’s compliance with the Bank's requirements under section 2 of the Agreement before making each disbursement and shall approve the making of a disbursement to the Borrower and execute a Sub-contract.

1.9

The total amount to be disbursed to the Borrower under the Sub-Contracts shall not exceed the Maximum Principal specified under section 1.3 of the Agreement.

1.10

The term of the Loan under the Sub-Contracts shall not exceed the General Term of 60 months specified under section 1.3 of the Agreement.

1.11

The Parties may reflect in Sub-contracts a provision to pay additional interest if the Borrower has failed to repay the loan granted under the Sub-contract within the term specified in such sub-contract.

1.12

The Parties agreed the Interest and the Commitment Fee rate specified in 1.4 and 1.5 of the Agreement and those rates shall not be altered by the Sub-Contracts.

1.13

The Borrower has entered into Pledge Agreement No:___ (the Pledge Agreement), Fiduciary Agreement No: __, and Guarantee Agreement No:__ (the Guaranty Agreement) in order to secure the obligations of the Agreement.

1.14

Notwithstanding anything in this Agreement to the contrary, any amount payable to Bank under this Agreement may be prepaid without penalty or deduction thereto.

THE BANK'S REQUIREMENTS AND APPROVAL OF DISBURSEMENT

2.1

The Bank shall make disbursements upon the Borrower's compliance with the following requirements:

2.1.1. the Guaranty Agreement is correct, and no documents or evidence of any incorrectness has been exposed;

2.1.2. the person, signing  this Agreement has submitted to the Bank any relevant documents evidencing his (her) authority to represent the Borrower and sign the Agreement as reasonably requested by the Bank;

2.1.3. The Borrower has submitted to the Bank documentation evidencing the purpose of the Loan and the Borrower's ability to repay the Loan as reasonably requested by the Bank, which may include but will not be limited to valid equipment and vehicle rental agreements in connection with the Business with full financial capabilities;

2.1.4. Existence of an Insurance policy with a reputable Insurance company insuring assets, machines and equipment pledged to the Bank under the Pledge Agreement as a loan security at market value, and evidence of  payment of insurance premium;

2.1.5. Proof that the debt service coverage ratio (DSCR) is not less than 1.2;

2.1.6. A party to an agreement stated in the section 2.1.3 of this Agreement, or the activities of an equipment renter from the Business (a Renter), complies with Mongolian legislation and projects/programs implemented by the Renter are well founded, provided that Renter has full ability of proper execution of liabilities of making timely payments in accordance with the rental agreement entered with the Borrower;

2.1.7. Proof that the Borrower has full ability to repay the loan through income derived from the assets, machines and equipment rental agreements referred to in section 2.1.3 of the Agreement;

2.1.8. the Bank will finance no more than 80 percent of the total financing necessary to the Borrower for an acquisition of equipment in connection with the Business, and it has been proved that the Borrower has financed or has the capacity to finance the remaining amount or not less than 20 percent by its own assets;

2.1.9. the Borrower, on demand of the Bank has submitted copies of its own and its founder's charters, state registration certificates and other documents, necessary to clarify its and its founder’s legal status.

2.2

The Bank will verify fulfilment of the requirements stated in item 2.1 on the basis of documents and materials submitted by the Borrower, information or clarifications obtained from third persons and other documents, and will make an independent decision, without the Borrower’s participation.

2.3

The Borrower has considered the consequences of refusal of the Loan being permitted by the Bank by reason of the Borrower's non compliance with the requirements stated in  section 2.1 of the Agreement.

2.4

The Maximum Principal of the Loan stated in section 1.3 of the Agreement only indicates the maximum amount to be disbursed to the Borrower, and the Bank will make a decision to provide distributions of the Loan within the Maximum Principal on the basis of fulfilment of the specified requirements set forth in this Agreement.

2.5

The Commitment Fee stated in item 1.5 of the Agreement shall begin accumulating, as applicable, from date the Agreement is effective.

2.6

The Bank will charge a one-time service fee equal to 0.5% of the Maximum Principal (the Service Fee) and shall deduct such Service Fee directly from the Initial Disbursement. The Service Fee is non-refundable.

2.7

Termination of this Agreement shall not serve as grounds for waiver of the Borrower’s obligations of repayment of the loan payment.

2.8

The Borrower shall pay a Service fee up to 0.3 percent of the unpaid loan amount amend the Agreement at its request for the purposes of altering the terms and conditions of its loan.

3.

WARRANTIES AND PERMISSIONS

3.1

The Borrower makes the following warranties when executing this Agreement:

3.1.1. The Borrower is a legal entity, incorporated pursuant to the Mongolian legislation and has obtained all authority, powers of attorney and permissions necessary for executing this Agreement.

3.1.2. The Borrower has obtained all relevant permissions and any other similar documents necessary for carrying out its activities, and will ensure the extension of such documents in a timely manner and will maintain their validity until the completion of its obligations under this Agreement.

3.1.3. All information and representations submitted to the Bank in connection with the loan are correct in all material respects and all debts, payments and liabilities to any third party have been stated completely in the financial reports in all material respects and statements, and the current financial reports and statements correctly represent in all material respects the Borrower’s financial condition.

3.1.4. There are no material debts, payments or other related liabilities which have not been declared to the Bank prior to the execution of this Agreement.

3.1.5. The Borrower's activities will not be prohibited under Mongolian legislation, laws and regulations relating to Society, natural environment and laws about money laundering, terrorism financing control, and the Borrower will keep accounting books in accordance with relevant laws about accounting.

3.1.6. The Borrower shall not delegate its contractual rights and obligations to a third party without written permission issued by the Bank.

3.1.7. The Borrower shall not directly or indirectly disclose any information relating to the Bank which it has obtained during the conclusion of this Agreement nor use such information for the purpose of inflicting damage on the Bank.

3.1.8. The Borrower understands that the conclusion of this Agreement will not create an immediate right to take the Loan, and understands that the Bank will take an  independent decision concerning the loan allowance on the basis of examination of fulfilment of the requirements stated in item 2.1 of the Agreement.

3.2

Under this Agreement, the Borrower hereby authorises and gives permission to the Bank to do the following and no additional written permissions are necessary:

3.2.1. to withhold the any payments due and payable to Bank under this Agreement from the bank accounts specified in section 5.2.1 of the Agreement in the cases stated in the Agreement;

3.2.2. to submit to the Mongol Bank database all information related to the Borrower’s loan;

3.2.3. to obtain any information and references regarding the Borrower from the State Registration Authority and other related organizations until the completion of the obligations under the Agreement.

4.

RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1

The Bank’s Obligations:

4.1.1.

If the requirements provided by the Bank are complied with in accordance with the Agreement, the Sub-Contract will be executed with the Borrower and then disbursement will be made to the Borrower;

4.1.2.

The Bank acknowledges that confidential information of the Borrower and any Renter and confidential information and data  belonging to individuals or organizations acquired in connection with execution of this Agreement won’t be disclosed to other third parties.

4.1.3.

The Bank will ensure that any payment, account and records related to the Loan are maintained accurately, and the Bank will provide necessary information related to the loan rules, terms and conditions as well as loan account statements upon request of the Borrower.

4.1.4.

On the occurrence of an event specified in section 4.2.3 of the Agreement or amendment to the terms and conditions of the Agreement, a written notice in connection with the above will be provided  to the Borrower in writing within five (5) business days.

4.2

The Bank’s Rights:

4.2.1.

The Bank may require reasonable information regarding disbursements, intended uses and repayment as well as execution of the obligations from the Borrower under the Agreement.

4.2.2.

the  Bank will be entitled to inspect the Borrower’s current assets, business operations and basic accounting, demand the Borrower to take measures associated with fulfilment of its obligations under the Agreement and improvement of its operations and to provide assistance to improvement of the Borrower's financial accounting and management if the Borrower fails to submit reports to the Bank 3 or more times, materially inaccurate reports and statements are detected, the production rate is decreased by more than 30 percent or the Bank deems that the conditions specified in sections 6.1.1-6.1.3 and 6.1.7 of the Agreement don’t affect the Borrower’s business operations;

4.2.3.

On the occurrence of an event specified in section 4.2.2 of the Agreement, amendment or restatement of the terms and conditions of the Agreement may be made at the Bank's initiative or further disbursements under this Loan may be suspended temporarily until the situation improves;

4.2.4.

If the Borrower fails to fulfil the obligations of the loan and interest payment, total loan repayment will be demanded before the loan payment schedule;

4.2.5

The Bank shall is entitled to announce through public media regarding performance of the Agreement if the Borrower has failed to perform or perform properly its obligations or requirements of the Bank;

4.2.6.

The Bank may require that any property pledged under this Agreement is insured as set forth herein;

4.2.7

 If the Borrower doesn’t perform its obligations under the Agreement, the Bank is entitled to demand performance by the Guarantor of Borrower’s obligations under the Agreement.

4.2.8

In case of non-payment of the Loan within the general loan payment schedule or the reasonable circumstance that the Borrower may default to repay the Loan, the Bank is entitled to veto any transaction by the Borrower selling or transferring property purchased with the proceeds of this Loan and to enter the building and offices where the Borrower operates its business, to conduct census and to take control of the property pledged to Bank under the Pledge Agreement until full repayment of the Loan.

4.2.9

The Bank is entitled to get information and references from other third parties who have a relationship with the Borrower in order to study the requirements of the Bank, and  to take all necessary measures in compliance with the law in order to confirm the accuracy of the documents submitted by the Borrower.

4.3

The Borrower’s Rights:

4.3.1.

To receive the proceeds of the Loan and other products, services and advice of the Bank.

4.4

The Borrower’s obligations:

4.4.1.

To pay the Disbursed Principal amount, the Interest and the Commitment Fee in accordance with the Agreement.

4.4.2.

The Borrower is not allowed to use the Loan for any purpose other than as specified in the Agreement without the written consent issued by the Bank;

4.4.3.

The Borrower shall provide all opportunities to enable the Bank to  conduct loan monitoring, comply with written notices, advices and requirements issued by the Bank for improvement of operations and must not interfere with the exercise of the rights provided under the Agreement;

4.5

The Guarantor’s Obligations:

4.5.1.

The Guarantor shall be fully responsible for any real loss that occurs to the Bank if the Borrower fails to perform its obligations under the Agreement.

5.

LIABILITIES

5.1

The payment shall be applied in the order of the Commitment Fee, Interest and Disbursed Principal amount.

5.2

The Bank shall take the following measures in the event of non-performance of the obligations under the Agreement or the Bank terminates the Agreement  in accordance with section 6.1 of the Agreement:

5.2.1

The Bank shall conduct enforcement and seizure of the amount in the Borrower’s account at XacBank for the loan repayment by the Bank.

5.2.2 The other costs associated with the Disbursed Principal, Interest, Commitment Fee and sale of pledged properties shall be paid at first to secure the obligations of the Borrower under the Agreement.

5.3

If the sale amount of the pledged properties under the Pledge Agreement is insufficient to satisfy the amount required by the Bank, the Borrower shall compensate the loss that occurs to the Bank in connection with the Loan from other properties owned by Borrower.

5.4

The enforcement on payment is conducted, unless otherwise provided by law, with priority of costs associated with the sale of the pledged properties under the Pledge Agreement, Commitment Fee, Interest and Disbursed Principal from the sale of the pledged properties and enforcement of the pledge. The Bank shall define the priority of securing the obligations.

6.

TERMINATION

6.1

The Borrower loses the right to waive from the Agreement in the following circumstances and the Bank shall terminate the agreement unilaterally and demand the full amount due and payable under the Loan:

6.1.1. The Borrower fails to perform its obligations under the Agreement within the defined time, and upon fourteen (14) days following receipt of written notice by Bank of default thereof;

6.1.2.  The Borrower provides materially inaccurate or false information or documents to the Bank in connection with the Loan;

6.1.3. The Borrower doesn’t use the Loan according to the purpose specified in the Agreement, and upon fourteen (14) days following receipt of written notice by Bank of default thereof;

6.1.4. the Borrower's business operations are suspended for over thirty (30) calendar days;

6.1.5. the Borrower’s license is suspended, cancelled or revoked by any competent authority and is not reinstated within 14  calendar days;

6.1.6. In case of the Borrower’s inability to make loan payments or bankruptcy and liquidation;

6.1.7. The Business materially diverts from its normal operations;

6.1.8. Illegal activities are conducted by the Borrower;

6.1.9. A dispute arises in connection with the Borrower's assets and finance, and it is found to be guilty by a court of competent jurisdiction;

6.1.10 A condition arises which may affect the validity of the contract concluded for securing the obligations in accordance with section 1.13 of the Agreement, which is not cured within 14 calendar days of receipt of such condition or the Borrower refused to pledge additional assets in circumstances where the Pledged asset has decreased in value.

6.2

If the Borrower breached the agreement concluded in order to secure the obligations under Section 1.13 of this Agreement, this obligation of failed to comply with the law, the Bank will enforce the pledge under the Pledge Agreement.

6.3

the Bank’s failure to exercise the rights set out in section 6.1 and 6.2  of this Agreement or failure to exercise the rights within the referenced term does not constitute waiver.

7.

MISCELLANEOUS

7.1

This Agreement becomes valid following signing and affixing of seals by the parties and will be effective until fulfilment of contractual obligations by the parties or by termination on the basis of item 6.1 of the current Agreement and on other legal grounds.

7.2

This agreement is made in 2 equally legally valid copies.

7.3

Invalidation or impossibility of execution of any condition of the current Agreement will not affect the validity of the remaining conditions.

7.4

Reorganization of the Borrower or the Bank will lead to inheritance of the contractual loan repayment obligations by their successors.

7.5

Amendment of this Agreement regarding issues other than Article 4.2.3 of this Agreement shall be made based on the written mutual agreement of the parties.

7.6

The Parties will seek to achieve mutual agreement for all disputes connected with the current Agreement. Any issues, connected with the current Agreement and differences from out-of-court securing of obligations execution will be resolved by the Mongolian courts in accordance with Mongolian legislation.

7.7

The Agreement, sub-agreements, amendments and the agreement stated in item 1.13 will be an integral part of the current Agreement.

7.8

Any issued not stated directly in the current Agreement will be regulated in accordance with the relevant laws and regulations of Mongolia.

SIGNED BY:

On behalf of the XacBank:	On behalf of the Creditor:

/s/ Amartuvshin.G

Amartuvshin.G

General Director

Sukhbaatar District

Prime Minister Amar's street

XacBank Central office

P.O. box 20A, 721

Ulaanbaatar – 14200, Mongolia

Tel: 75771888

Fax: 328701

info@xacbank.mn

/s/ Gary Kucher

Gary Kucher

Executive Director Equipment Rental LLC

Bayangol 4th Khoroo

Jasrai Street 27/1

2nd Floor

Ulaanbaatar, Mongolia 16051

(976) 9999 1237

gk@mongoliaholdings.com

On behalf of the Guarantor:

(I)

/s/ Gary Kucher

Gary Kucher

CEO

Mongolia Holdings, Inc.

(II)

2300 W. Sahara Blvd.

Suite 800

Las Vegas, Nevada 89102

+ 1.702.530.4645

gk@mongoliaholdings.com